UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 8, 2008

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On March 24, 2008, as previously reported on a Form 4 “Statement of Changes in Beneficial Ownership,” Ted W. Love, MD, Nuvelo, Inc.’s Chairman and Chief Executive Officer, purchased 29,000 shares of Nuvelo common stock on the open market.

Nuvelo’s Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of Nuvelo’s directors, officers and employees. The Code of Conduct promotes the ethical and honest conduct of directors, officers and employees and addresses the identification and disclosure of conflicts of interest, the importance of accurate and reliable company records and reports, and compliance with laws and regulations. The Code of Conduct is located on Nuvelo’s company website at www.nuvelo.com in the section titled, “Investor Relations.”

Under the Code of Conduct, trading in Nuvelo’s securities during any “blackout” period is not permitted. Nuvelo’s insider trading policies establish blackout periods beginning 10 business days before the end of a calendar quarter and ending on the second business day after the public announcement of Nuvelo’s results for that quarter. The purchase of Nuvelo common stock by Dr. Love on March 24, 2008 occurred during such a blackout period. Prior to the consummation of this purchase, Dr. Love formally confirmed that he was not in possession of any material non-public information. On April 8, 2008, Nuvelo’s Board of Directors considered the circumstances relating to this transaction and granted a waiver under the Code of Conduct with respect to Dr. Love’s purchase of Nuvelo common stock on March 24, 2008 during a blackout period.

The inclusion in this Current Report on Form 8-K of a reference to Nuvelo’s Internet address shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Nuvelo’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Nuvelo with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc.
(Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: April 14, 2008